Exhibit 107

Calculation of Filing Fee

424(b)(5)

(Form Type)

Terreno Realty Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)(2)

Equity	Common Stock, $0.01 par value per share	457(o)	(1)	(1)	$500,000,000	0.0001102	$55,100

Total Offering Amounts					$500,000,000		$55,100

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$55,100

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registrant’s Registration Statement on Form S-3 (File No. 333-252953) in accordance with Rules 456(b) and 457(r) of the Securities Act.